UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360-1616 Eastlake Avenue East

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 732-2133

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On August 3, 2020, Neoleukin Therapeutics, Inc., “Neoleukin” submitted a manuscript to bioRxiv, titled “De novo design of ACE2 protein decoys to neutralize SARS-CoV-2”. BioRxiv is an online archive for unpublished preprints in the life sciences. The manuscript details the creation of a de novo protein decoy that binds to the SARS-CoV-2 spike protein and neutralizes viral infection of mammalian cells in vitro. The research was conducted by Neoleukin scientists and colleagues at the University of Hong Kong, University of Washington and University of North Carolina at Chapel Hill. The manuscript is currently undergoing peer review. Once posted, the manuscript will be available at bioRxiv.org.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: August 3, 2020	By:	/s/ Robert Ho
Robert Ho
Chief Financial Officer